Exhibit 99.1

ARUBA NETWORKS REPORTS RECORD FOURTH QUARTER AND

FISCAL YEAR 2012 FINANCIAL RESULTS

•	Fourth Quarter Revenue Increased by 22 Percent Year-Over-Year to $139.2 million

•	Fiscal 2012 Revenue Grew by 30 Percent to $516.8 million

•	Increased Cash and Short Term Investments to $346.2 million

SUNNYVALE, Calif., August 23, 2012 – Aruba Networks, Inc. (NASDAQ: ARUN) today released financial results for its fourth quarter and fiscal year ended July 31, 2012.

Revenue for Q4’12 was $139.2 million, an increase of 22 percent from the $113.8 million reported in Q4’11. GAAP net loss for Q4’12 was $3.0 million, or $0.03 per share, compared with GAAP net income of $68.2 million, or $0.57 per share, in Q4’11. GAAP net income for the 2011 fiscal fourth quarter included a one-time tax benefit of $72.8 million, equivalent to $0.61 per share, related to the establishment of our international operating entity.

Non-GAAP net income for Q4’12 was $22.1 million, or $0.18 per share, compared with non-GAAP net income of $20.2 million, or $0.17 per share, in Q4’11. Reconciliation between GAAP and non-GAAP information is contained in the tables below.

Fiscal year 2012 revenue was $516.8 million, an increase of 30 percent from $396.5 million reported in fiscal year 2011. GAAP net loss for fiscal year 2012 was $8.9 million, or $0.08 per share, compared with net income of $70.7 million, or $0.60 per share, in fiscal year 2011. Non-GAAP net income for fiscal year 2012 was $77.5 million, or $0.64 per share, compared with $69.3 million, or $0.59 per share, in fiscal year 2011.

“In the fourth quarter, we achieved our thirteenth consecutive quarter of record revenue, growing revenue 22 percent year-over-year and 6 percent sequentially,” said Dominic Orr, Aruba’s president and chief executive officer. “Our traditional core verticals performed well in the quarter and we saw continued growth among the general enterprise. We believe that demand for wireless LAN networks remains solid. Our differentiated mobile-centric approach to the access network and value proposition continues to resonate with customers as the global proliferation of mobile devices and the BYOD trend fundamentally change how users securely connect to their enterprise resources.”

Commenting on the company’s financial results, Michael Galvin, Aruba’s chief financial officer, added, “We are pleased with our operating performance for fiscal 2012 as we demonstrated strong improvement in gross margin and operating margin for both the year and our fiscal fourth quarter. During the fourth quarter we generated $42.1 million in cash flow from operations, purchased 1.4 million shares of common stock under our share repurchase program and ended the year with $346.2 million in cash, cash equivalents and short-term investments.”

Recent Highlights

•

Aruba’s MOVE Architecture Achieved First Wi-Fi Qualification on Microsoft Lync Certification Program. The program ensures that products comply with Microsoft’s guidelines for voice and video quality of service delivery. Qualified products deliver a more consistent unified communications experience to end users while resellers benefit from fewer deployment issues and service call backs. Tests showed that Aruba Wi-Fi provides up to 75 percent better performance for Microsoft Lync Server 2010 compared to an equivalent Cisco Wi-Fi network. The degree of improvement was calculated from mean opinion scores (MOS) after testing by Aruba and Microsoft, using Microsoft testing and evaluation criteria.

•

Aruba Positioned in Leaders Quadrant in Gartner, Inc.’s New Report. In its inaugural version of Gartner Inc.’s new, “Magic Quadrant for the Wired and Wireless LAN Infrastructure” report, Aruba was positioned in the Leaders quadrant, demonstrating its completeness of vision and ability to execute.

•

Aruba Commenced a $100 Million Share Repurchase Program. Aruba’s Board of Directors authorized a share repurchase program of up to $100 million for its outstanding common stock. In the fiscal fourth quarter of 2012, Aruba purchased 1.4 million shares of common stock under its stock repurchase program at an average price of $14.10 per share for an aggregate purchase price of approximately $20 million.

•

Texas A&M University Replaced Cisco Wireless Network with Aruba 802.11n. After extensive testing among a variety of vendors, the University replaced its legacy Cisco wireless network with a campus-wide Aruba 802.11n mobile network based on Aruba’s Mobile Virtual Enterprise (MOVE) architecture to better support its 50,000 students and 2,700 faculty, each with between two and five mobile devices in regular use.

•

Alabama A&M University Enabled Campus-wide Mobile Access Network Based on MOVE. The new wireless network is being deployed in three phases using the Aruba Networks 6000 Series Mobility Controller, with approximately 260 Aruba AP-105 access points and the Aruba AirWave Management system, designed to provide users with pervasive fast access across the entire campus using their desktops, laptops, tablets and smartphones.

•

NCR and Aruba Networks Signed Global Services Agreement. Aruba resellers with multinational customers can now leverage NCR globally to extend their market reach, reduce costs and increase customer loyalty. The agreement builds on NCR’s existing Aruba ServiceEdge partner status, where NCR provides Aruba deployment services, to now authorize NCR to deliver a full range of wireless networking services to Aruba channel partners, ranging from planning and design to site surveys, installation, and moves, adds and changes.

Conference Call Information

Aruba will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2012 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Open to the public, investors may access the call by dialing +1-480-629-9712. A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4557961. International parties can access the replay at +1-303-590-3030 and should enter passcode 4557961.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about our expectation that the demand for wireless LAN networks remains solid and employees will continue to bring their own devices to work, resulting in increased demand for our enterprise mobility solutions, and expansion of our product portfolio.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (2) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2012, which was filed with the SEC on June 7, 2012, and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the Company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the investor relations page of Aruba Networks’ website at www.arubanetworks.com.

# # #

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook.

© 2012 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.

# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@arubanetworks.com	ir@arubanetworks.com

Aruba Networks, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	July 31, 2012	July 31, 2011
Assets
Current assets:
Cash and cash equivalents	$133,629	$80,773
Short-term investments	212,601	153,185
Accounts receivable, net	80,190	68,598
Inventory	22,202	29,895
Deferred costs	11,241	6,999
Prepaids and other	18,996	5,097
Deferred income tax assets, current	34,584	53,310

Total current assets	513,443	397,857
Property and equipment, net	19,901	14,772
Goodwill	56,947	33,143
Intangible assets, net	27,036	20,863
Deferred income tax assets, non-current	20,664	19,328
Other non-current assets	10,905	2,093

Total non-current assets	135,453	90,199

Total assets	$648,896	$488,056

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$74,879	$72,739
Income taxes payable	2,032	767
Deferred revenue, current	80,602	54,451

Total current liabilities	157,513	127,957
Deferred revenue, non-current	22,375	14,000
Other non-current liabilities	2,118	757

Total non-current liabilities	24,493	14,757

Total liabilities	182,006	142,714

Stockholders’ equity
Common Stock	11	10
Additional paid-in capital	582,077	450,147
Accumulated other comprehensive income (loss)	(1,405)	127
Accumulated deficit	(113,793)	(104,942)

Total stockholders’ equity	466,890	345,342

Total liabilities and stockholders’ equity	$648,896	$488,056

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Years ended July 31,
	2012	2011	2012	2011
Revenue:
Product	$117,101	$97,141	$434,733	$334,860
Professional services and support	21,900	16,475	81,185	61,063
Ratable product and related professional services and support	248	142	851	591

Total revenue	139,249	113,758	516,769	396,514
Cost of revenue:
Product	33,912	31,620	130,446	107,820
Professional services and support	5,878	4,259	20,938	14,873
Ratable product and related professional services and support	41	—	54	10

Total cost of revenue	39,831	35,879	151,438	122,703

Gross profit	99,418	77,879	365,331	273,811

Operating expenses:
Research and development	29,671	23,370	109,448	84,890
Sales and marketing	53,064	42,972	198,373	154,239
General and administrative	11,254	11,741	46,775	39,431

Total operating expenses	93,989	78,083	354,596	278,560

Operating income (loss)	5,429	(204)	10,735	(4,749)
Other income (expense), net
Interest income	318	260	1,194	1,018
Other income (expense), net	(1,252)	(4,407)	1,631	2,784

Total other income (expense), net	(934)	(4,147)	2,825	3,802

Income (loss) before income taxes	4,495	(4,351)	13,560	(947)
Provision for (benefits from) income taxes	7,525	(72,536)	22,411	(71,635)

Net income (loss)	$(3,030)	$68,185	$(8,851)	$70,688

Shares used in computing net income (loss) per common share, basic	111,419	104,310	108,774	100,299
Net income (loss) per common share, basic	$(0.03)	$0.65	$(0.08)	$0.70
Shares used in computing net income (loss) per common share, diluted	111,419	119,600	108,774	117,117
Net income (loss) per common share, diluted	$(0.03)	$0.57	$(0.08)	$0.60

Aruba Networks, Inc.

Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Years ended July 31,
	2012	2011	2012	2011
GAAP net income (loss)	$(3,030)	$68,185	$(8,851)	$70,688
Plus:
a) Stock-based compensation expenses	21,939	17,924	83,912	63,751
b) Payroll taxes on stock-based compensation expenses	224	402	2,653	3,088
c) Amortization expense of acquired intangible assets and other acquisition related expenses	2,609	2,193	9,955	8,203
d) Change in valuation of contingent rights liability	673	4,394	(2,319)	(3,596)
e) Income tax effect of non-GAAP exclusions	(333)	(72,848)	(7,816)	(72,848)

Non-GAAP net income	$22,082	$20,250	$77,534	$69,286

GAAP net income (loss) per common share	$(0.03)	$0.57	$(0.08)	$0.60
Plus:
a) Stock-based compensation expenses	0.18	0.15	0.70	0.54
b) Payroll taxes on stock-based compensation expenses	—	—	0.02	0.03
c) Amortization expense of acquired intangible assets and other acquisition related expenses	0.02	0.02	0.08	0.07
d) Change in valuation of contingent rights liability	0.01	0.04	(0.02)	(0.03)
e) Income tax effect of non-GAAP exclusions	—	(0.61)	(0.06)	(0.62)

Non-GAAP net income per common share	$0.18	$0.17	$0.64	$0.59

Shares used in computing diluted GAAP net income (loss) per common share	111,419	119,600	108,774	117,117
Shares used in computing diluted non-GAAP net income (loss) per common share	120,370	119,600	120,762	117,117

Aruba Networks, Inc.

Condensed Consolidated Statements of Operations

As a Percentage of Total Revenues

(Unaudited)

	Three months ended July 31,		Years ended July 31,
	2012	2011	2012	2011
Revenue:
Product	84.1%	85.4%	84.1%	84.5%
Professional services and support	15.7%	14.5%	15.7%	15.4%
Ratable product and related professional services and support	0.2%	0.1%	0.2%	0.1%

Total revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue:
Product	24.4%	27.8%	25.2%	27.2%
Professional services and support	4.2%	3.7%	4.1%	3.7%
Ratable product and related professional services and support	0.0%	0.0%	0.0%	0.0%

Total cost of revenue	28.6%	31.5%	29.3%	30.9%

Gross profit	71.4%	68.5%	70.7%	69.1%

Operating expenses:
Research and development	21.3%	20.5%	21.2%	21.4%
Sales and marketing	38.1%	37.8%	38.4%	38.9%
General and administrative	8.1%	10.4%	9.0%	10.0%

Total operating expenses	67.5%	68.7%	68.6%	70.3%

Operating income (loss)	3.9%	(0.2)%	2.1%	(1.2)%
Other income (expense), net
Interest income	0.2%	0.2%	0.2%	0.2%
Other income (expense), net	(0.9)%	(3.8)%	0.3%	0.7%

Total other income (expense), net	(0.7)%	(3.6)%	0.5%	0.9%

Income (loss) before income taxes	3.2%	(3.8)%	2.6%	(0.3)%
Provision for (beneifts from) income taxes	5.4%	(63.8)%	4.3%	(18.1)%

Net income (loss)	(2.2)%	60.0%	(1.7)%	17.8%

Aruba Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years ended July 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(8,851)	$70,688
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,123	15,042
Provision for doubtful accounts	125	17
Write downs for excess and obsolete inventory	4,113	2,647
Stock-based compensation expenses	83,912	63,750
Accretion of purchase discounts on short-term investments	1,142	1,290
Loss (gain) on disposal of fixed assets	544	(3)
Change in carrying value of contingent rights liability	(2,319)	(3,598)
Deferred income taxes	15,369	(72,638)
Recovery of escrow funds	(702)	—
Excess tax benefit associated with stock-based compensation	(21,572)	194
Changes in operating assets and liabilities:
Accounts receivable	(11,374)	(24,821)
Inventory	1,615	(16,900)
Prepaids and other	(14,594)	(1,658)
Deferred costs	(4,658)	(1,548)
Other assets	(8,131)	(240)
Deferred revenue	34,522	12,713
Accounts payable and other liabilities	4,456	13,164
Income taxes payable	20,141	(109)

Net cash provided by operating activities	112,861	57,990

Cash flows from investing activities
Purchases of short-term investments	(189,218)	(144,512)
Proceeds from sales of short-term investments	55,790	28,927
Proceeds from maturities of short-term investments	72,650	84,870
Purchases of property and equipment	(13,044)	(9,909)
Proceeds from sales of property and equipment	—	11
Cash paid in purchase acquisitions, net of cash acquired	(22,505)	(4,303)

Net cash used in investing activities	(96,327)	(44,916)

Cash flows from financing activities
Proceeds from issuance of common stock	34,779	36,640
Repurchase of common stock	(19,884)	—
Excess tax benefit associated with stock-based compensation	21,572	(194)

Net cash provided by financing activities	36,467	36,446

Effect of exchange rate changes on cash and cash equivalents	(145)	(1)

Net increase in cash and cash equivalents	52,856	49,519
Cash and cash equivalents, beginning of period	80,773	31,254

Cash and cash equivalents, end of period	$133,629	$80,773